UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 6, 2014
Autodesk, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
111 McInnis Parkway
San Rafael, California 94903
(Address of principal executive offices, including zip code)
(415) 507-5000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.
Autodesk, Inc. (“Autodesk”) previously announced on November 7, 2013 its intention to acquire Delcam plc ("Delcam") through a cash offer under which Autodesk, through a wholly owned subsidiary, Autodesk Development B.V., would acquire the entire issued and to be issued share capital of Delcam, at a price per share of £20.75 or approximately £172.5 million (~USD $286 Million), using non-U.S.-based cash. On February 6, 2014, Autodesk issued a press release and announced it had completed the acquisition of Delcam. The text of the February 6, 2014 press release is furnished as Exhibit 99.1 and attached hereto. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.    Description

99.1	Press release dated February 6, 2014, entitled “Autodesk Completes Acquisition of Delcam.”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	Mark J. Hawkins
Mark J. Hawkins Executive Vice President and Chief Financial Officer
Date: February 6, 2014

EXHIBIT INDEX
Exhibit No.    Description

99.1	Press release dated February 6, 2014, entitled “Autodesk Completes Acquisition of Delcam.”